Exhibit 3.73

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIS CAPITAL LEASING, INC. ”AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2006, AT 11:06 O’CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “FIS CAPITAL LEASING, INC.” TO “FNF CAPITAL LEASING, INC.” , FILED THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2006, AT 10:54 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FNF CAPITAL LEASING, INC.” TO “FIS CAPITAL LEASING, INC.”, FILED THE FIRST DAY OF APRIL, A.D. 2008, AT 10:59 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FIS CAPITAL LEASING, INC.”.

/s/ Jeffrey W. Bullock
4211571 8100H 100668524 You may verify this certificate online at corp. delaware. gov/authver. shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063675 DATE: 06-18-10

State of Delaware Secretary of State Division of Corporations Delivered 11:06 AM 08/28/2006 FILED 11:06 AM 08/28/2006 SRV 060798494 - 4211571 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

of

FIS Capital Leasing, Inc.

First: The name of this corporation is FIS Capital Leasing, Inc.

Second: Its initial registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The initial registered agent in charge thereof is The Corporation Trust Company.

Third: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth: The amount of the total stock of this corporation that this corporation is authorized to issue is 1,000 shares of common stock with a par value of $1.00 per share.

Fifth: The name and mailing address of the incorporator are as follows:

Name: Mailing Address:	Todd C. Johnson 601 Riverside Avenue Jacksonville, FL 32204

Sixth: This corporation is to have perpetual existence.

Seventh: This corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Eighth: This corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to or otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reasons of the fact that he or she is or was a director or officer of this corporation or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this August 24, 2006.

By:	/s/ Todd C. Johnson
Incorporator Todd C. Johnson

State of Delaware Secretary of State Division of Corporations Delivered 10:56 AM 10/26/2006 FILED 10:54 AM 10/26/2006 SRV 060983416 - 4211571 FILE

CERTIFICATE OF MERGER

of

FNF CAPITAL LEASING, INC.

(a Delaware corporation)

with and into

FIS CAPITAL LEASING, INC.

(a Delaware corporation)

Pursuant to Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

FIRST: The current name of the surviving corporation is FIS Capital Leasing, Inc., a Delaware corporation (“Surviving Corporation”), and the current name of the corporation being merged into the Surviving Corporation is FNF Capital Leasing, Inc., a Delaware corporation (“Merging Corporation”).

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Surviving Corporation and the Merging Corporation.

THIRD: The current name of the Surviving Corporation in the merger is FIS Capital Leasing, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation, except that such Certificate of Incorporation shall be hereby amended to change the name of the Surviving Corporation to “FNF Capital Leasing, Inc.” in accordance with the DGCL.

FIFTH: The merger will become effective upon the filing of this Certificate of Merger.

SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 601 Riverside Avenue, Jacksonville, Florida 32204.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request, and without cost, to any stockholder of the Surviving Corporation and to any stockholder of the Merging Corporation.

[signature page to follow]

1

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by an authorized officer this 26th day of October, 2006.

FIS CAPITAL LEASING, INC.

By:	/s/ Alan L. Stinson
Alan L. Stinson President

2

State of Delaware Secretary of State Division of Corporations Delivered 11:33 PM 04/01/2008 FILED 10:59 PM 04/01/2008 SRV 080384068 - 4211571 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FNF CAPITAL LEASING, INC.

FNF Capital Leasing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, pursuant to a written consent of the Sole Director dated as of March 31st, 2008, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation, and recommending to the shareholders of the Corporation to consider and vote upon the amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to shareholder approval, the Certificate of Incorporation of this Corporation is hereby amended by deleting the First Article in its entirety and inserting in lieu thereof as the First Article the following:

The name of the Corporation is FIS Capital Leasing, Inc.

SECOND: That pursuant to the resolution of the Sole Director, the foregoing amendment to the Certificate of Incorporation was adopted by the sole shareholder of the Corporation pursuant to a written consent in lieu of a meeting dated March 31, 2008. The necessary number of shares as required by statute were voted in favor of the amendment to the Certificate of Incorporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of FNF Capital Leasing, Inc. this 31st day of March, 2008.

FNF CAPITAL LEASING, INC.

By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: President

6